Exhibit 10.7

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS  FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 15, 2020, by and among CHARLES & COLVARD, LTD., a North Carolina corporation (“Company”), charlesandcolvard.com, LLC, a North Carolina limited liability company (together with Company, “Borrowers”), CHARLES & COLVARD DIRECT, LLC, a North Carolina limited liability company (“Guarantor”) and WHITE OAK COMMERCIAL FINANCE, LLC, a Delaware limited liability company (the “Lender”).

STATEMENT OF PURPOSE

The Borrowers, Guarantor and the Lender are parties to that certain Credit Agreement dated as of July 13, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Borrowers, Guarantor and Lender desire to amend certain terms of the Credit Agreement, pursuant to the terms hereof.

NOW, THEREFORE: for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Capitalized Terms. All capitalized undefined terms used in this Amendment (including without limitation, in the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

SECTION 2.        Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1          Article II of the Credit Agreement is hereby amended by inserting the following new Section 2.14 immediately after the existing Section 2.13 of the Credit Agreement as follows:

“SECTION 2.14 CARES DEBT. All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Debt shall be true and correct. Neither Lender nor any of its Affiliates is deemed an “affiliate” of any Loan Party or any of its Subsidiaries for any purpose related to the CARES Debt, including the eligibility criteria with respect thereto.  Each Loan Party acknowledges and agrees that (a) it has consulted its own legal and financial advisors with respect to all matters related to CARES Debt (including eligibility criteria) and the CARES Act – Title I, (b) it is responsible for making its own independent judgment with respect to CARES Debt and the process leading thereto, and (c) it has not relied on Lender or any of its respective Affiliates with respect to any of such matters.”

2.2         Article IV of the Credit Agreement is hereby amended by inserting the following new Section 4.14 immediately after the existing Section 4.13 of the Credit Agreement as follows:

“SECTION 4.14  CARES DEBT.

(a)        The Loan Parties shall timely (and, in any event, not later than thirty (30) days (or such longer period as may be agreed by Lender) after the seven-week anniversary of the initial incurrence thereof or, if later, the final submission deadline under the CARES Act) submit all applications and required documentation necessary for the lender of the CARES Debt and/or the Small Business Administration to make a determination regarding the amount of the CARES Debt that is eligible to be forgiven.

(b)      The Loan Parties shall provide to Lender copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the CARES Debt.

(c)         The Loan Parties shall, to the extent not included in the foregoing clause (a) or (b), promptly (and in any event within three (3) Business Days) upon receipt or filing thereof, as applicable, provide to Lender copies of all material documents, applications and correspondence with the applicable lender or any Governmental Authority relating to CARES Debt, including with respect to loan forgiveness.

 (d)      On the CARES Forgiveness Date, the Loan Parties shall deliver to Lender a certificate of an authorized officer of the Loan Parties certifying as to the amount of the CARES Debt that the lender of the CARES Debt (and to the extent required, the Small Business Administration) has determined will be forgiven pursuant to the provisions of the CARES Act - Title I, together with reasonably detailed description thereof, all in form reasonably satisfactory to Lender.

(e)         Each Loan Party agrees that it will not make any claim that Lender or any of its respective Affiliates has rendered advisory services of any nature or respect in connection with any CARES Debt, the CARES Act – Title I or the process leading thereto.”

2.3         Section 5.2 of the Credit Agreement is hereby amended by restating the definition of “Permitted Indebtedness” set forth therein in its entirety as follows:

“Permitted Indebtedness” means (a) Indebtedness of Borrowers described on Schedule B; (b) purchase money indebtedness incurred in connection with the financing of the purchase by Borrowers of fixed assets (including capitalized leases) in an aggregate amount outstanding at any time not to exceed $500,000; (c) unsecured Indebtedness to financial institutions incurred in connection with hedging of the prices of precious metals covering 90 days of purchases, provided such Indebtedness does not exceed the aggregate amount of $500,000 at any time outstanding; and (d) unsecured Indebtedness  in an aggregate principal amount not to exceed $965,000 advanced by (i) any Governmental Authority (including the Small Business Administration) or any other Person  acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this clause (d), pursuant to the CARES Act - Title I (such unsecured Indebtedness, “CARES Debt”); provided that, unless otherwise approved by Lender, (A) no Event of Default shall have occurred and be continuing at the time of incurrence thereof and (B) CARES Debt shall (1) be used by the Loan Parties and their Subsidiaries solely for purposes permitted under the CARES Act - Title I, (2) have a maturity date not less than two (2) years after the date of incurrence of the CARES Debt, (3) bear interest at a rate not greater than one percent (1%) per annum, (4) not require any payments of principal prior to maturity and (5) otherwise have terms customary for loans made pursuant to the CARES Act - Title I (taken as a whole).”

2.4         Article V of the Credit Agreement is hereby amended by inserting the following new Section 5.13 immediately after the existing Section 5.12 of the Credit Agreement as follows

“SECTION 5.13  CARES DEBT. Agree to any amendment, restatement, supplement, waiver or other modification of the CARES Debt (other than to effect its forgiveness or prepayment) if the effect of such amendment, restatement, supplement, waiver or other modification would be materially adverse to the Loan Parties or Lender.”

2.5        Section 6.1 of the Credit Agreement is hereby amended by restating clause (e) in its entirety as follows:

“(e)      Any (i) default in the payment or performance of any obligation under, or any defined event of default occurs, under the terms of any contract, instrument or document evidencing Indebtedness (other than any of the Loan Documents) of Loan Party to any third party or which Loan Party has guaranteed involving an amount in excess of $250,000 in the aggregate, or (ii) any event of default occurs with respect to the CARES Debt or any event or condition occurs that results in the CARES Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders thereof to declare the CARES Debt to be due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.”

2.6      New Definitions.  The following definitions are inserted into Section 7.1 in the appropriate alphabetical order:

 “CARES Act - Title I” means Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

 “CARES Debt” has the meaning set forth in Section 5.2.

“CARES Forgiveness Date” means the fifth (5th) Business Day after the date that the Borrowers obtains a final determination by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Lender) regarding the amount of CARES Debt, if any, that will be forgiven pursuant to the provisions of the CARES Act - Title I.

 “Small Business Administration” means the U.S. Small Business Administration.

SECTION 3.      Effectiveness. This Amendment shall become effective on the date upon which the Lender shall have received counterparts of this Amendment, duly executed by the Borrowers and Guarantor.

SECTION 4.        Limited Effect.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or a waiver of any other Default or Event of Default, (b) to prejudice any right or rights the Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lender, under or with respect to any such documents.

SECTION 5.       Representations and Warranties.  Each Borrower and Guarantor represents and warrants that (a) it has the corporate power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of the Borrowers and Guarantor, (d) this Amendment constitutes a legal, valid and binding obligation of the Borrowers and Guarantor, enforceable against the Borrowers and Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (e) each of the representations and warranties made by the Borrowers and Guarantor in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (f) as of the date hereof, it has no defenses, setoffs, rights of recoupment, counterclaims or claims of any nature whatsoever with respect to the Loan Documents or the Obligations due thereunder, and to the extent any such defenses, setoffs, rights of recoupment, counterclaims or claims may exist on or prior to the date hereof, the same are hereby expressly waived, released and discharged, and (g) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.

SECTION 6.      Acknowledgment and Reaffirmation. By its execution hereof, each Borrower and Guarantor hereby expressly (a) acknowledges and agrees to the terms and conditions of this Amendment, (b) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party, (c) ratifies and confirms all security interests granted to the Lender under the Loan Documents, and (d) acknowledges that its respective covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which it is a party remain in full force and effect.  This Amendment shall be deemed to be a Loan Document, as such term is defined in the Credit Agreement.

SECTION 7.      Costs and Expenses. Borrowers agree to pay in accordance with Section 7.4 of the Credit Agreement all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising Lender as to its rights and responsibilities hereunder and thereunder.

SECTION 8.     Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9.      Governing Law. The validity, interpretation and enforcement of this Amendment shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

SECTION 10.    Entire Agreement.  This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 11.     Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their respective heirs, beneficiaries, successors and permitted assigns.

SECTION 12.     Waiver of Jury Trial; Arbitration; EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND CONSENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

BORROWERS:

CHARLES & COLVARD, LTD.

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Chief Financial Officer

charlesandcolvard.com, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager

GUARANTOR:

CHARLES & COLVARD DIRECT, LLC

By:	/s/ Clint J. Pete
Name: Clint J. Pete
Title: Manager

LENDER:

WHITE OAK COMMERCIAL FINANCE, LLC

By:	/s/ Carlos Acedo
Name: Carlos Acedo
Title: Vice President